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              [LETTERHEAD OF CHASE SECURITIES INC. APPEARS HERE]

                                                                     EXIBIT 23.7

                       CONSENT OF CHASE SECURITIES INC.


We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of our opinion dated October 2, 1996 to the Board of Directors of Vitalink Pharmacy Services, Inc. attached as Annex E to such Joint Proxy Statement/Prospectus and the reference to such opinion in the Sections entitled "Summary--Opinion of Vitalink's Financial Advisor" and "Description of the Transactions--Opinion of Vitalink's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations thereunder.

January 8, 1997

                                                CHASE SECURITIES INC.




                                                By: /s/ Wyatt Crowell
                                                    -------------------------